UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2023

Tengjun Biotechnology Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,

Jinxiang County, Jining City, Shandong Province, China

(Address of principal executive offices and zip code)

(86) 0537-8711599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 9, 2023, Tengjun Biotechnology Corp. (the “Company”) conducted its initial closing of the public offering of its common stock (the “Initial Closing”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-266300) initially filed with the Securities and Exchange Commission (“Commission”) on July 22, 2022 and declared effective on November 4, 2022 (the “Registration Statement”), whereby the Company offered and sold 3,000,000 shares of common stock (the “Shares”) at $1.00 per share for a total purchase price of $3,000,000 (the “Initial Closing Amount”) from the investors. The Initial Closing Amount equals to the minimum offering amount as set forth in the Registration Statement. The Company may conduct additional closings of this public offering from time to time in the future within the timeframe as described in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: January 10, 2023

Tengjun Biotechnology Corp.

	By:	/s/ Xianchang Ma
Xianchang Ma
Chief Executive Officer

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